Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Media Contact:
Mark Kimbrough	Ed Fishbough
(615) 344-2688	(615) 344-2810

HCA Previews 2014 Third Quarter Results

Raises 2014 Guidance

Nashville, Tenn., October 15, 2014– HCA Holdings, Inc. (NYSE: HCA) today announced preliminary financial and operating results for the third quarter ended September 30, 2014. The financial results are subject to finalization of the Company’s quarterly financial and accounting procedures.

HCA anticipates revenues for the third quarter of 2014 will be approximately $9.220 billion compared to $8.456 billion in the third quarter of 2013. Income before income taxes for the third quarter is expected to approximate $929 million compared to $701 million in the prior year period. Net income per diluted share for the third quarter of 2014 is expected to be approximately $1.16 per diluted share compared to $0.79 for the third quarter of 2013. Third quarter 2014 results include losses on sales of facilities of $12 million, or $0.02 per diluted share. Adjusted EBITDA for the third quarter is expected to be approximately $1.828 billion compared to $1.603 billion in the previous year’s third quarter. Adjusted EBITDA is a non-GAAP financial measure. A table reconciling expected income before income taxes to Adjusted EBITDA is included in this release.

During the quarter ended September 30, 2014, HCA recorded two changes in estimates which had the net effect of increasing revenues approximately $26 million. The Company recorded approximately $94 million of Medicare revenues as the estimated settlement amount for certain claims denied by Recovery Audit Contractors (“RAC”) entities conducting reviews on behalf of the Centers for Medicare & Medicaid Services (“CMS”) and currently in the pending appeals process. CMS is offering an administrative agreement to providers willing to withdraw their pending appeals in exchange for a timely partial payment (generally, 68 percent of the claim amount, subject to certain adjustments). The Company also recorded an approximate $68 million reduction to Medicaid revenues related to the Texas Medicaid Waiver Program. On October 1, 2014, the Texas Health and Human Services Commission (“THHSC”) issued a notice to hospitals participating in the Texas Medicaid Waiver Program. According to the notice, a review conducted by CMS identified certain local government/hospital affiliations it believes may be inconsistent with the waiver. As a result of these findings, CMS notified THHSC that it is deferring the federal portion of the Medicaid payments associated with these affiliations while it completes its review.

Same facility admissions for the third quarter of 2014 increased 2.8 percent while same facility equivalent admissions increased 4.1 percent. Same facility uninsured admissions and equivalent admissions for the third quarter of 2014 declined 14.8 percent and 8.9 percent, respectively. Same facility emergency room visits increased 7.3 percent from the prior year’s third quarter.

Same facility revenue per equivalent admission, excluding Texas Medicaid Waiver and RAC adjustments, is expected to increase approximately 3.5 percent in the third quarter of 2014 compared to the prior year’s third quarter.

2014 Guidance

Today, HCA is updating its guidance ranges for 2014:

	July 2014 Guidance	Revised 2014 Guidance

Revenues	$36.00 - $36.50 billion	$36.50 - $37.00 billion
Adjusted EBITDA	$7.00 - $7.15 billion	$7.25 - $7.35 billion
Adjusted EPS (diluted)	$4.00 - $4.25	$4.40 - $4.60
Capital Expenditures	Approximately $2.2 billion	unchanged

The revised guidance assumes (1) benefit to Adjusted EBITDA from the Patient Protection and Affordable Care Act (Health Reform Law) in 2014 of approximately 4 percent of Adjusted EBITDA, (2) the inclusion of adjustments to revenues from the indigent care component of the Texas Medicaid Waiver Program and Medicare RAC settlements, (3) estimated electronic health record incentive income assumptions in a range of $110-$130 million and EHR expenses in a range of $110-$130 million, and (4) estimated increases in share-based compensation expense to approximately $160 million from $113 million in 2013. Guidance excludes the impact of items, if applicable, that are non-operational in nature including items such as, but not limited to, gains or losses on sales of facilities and businesses, gains or losses on early debt retirement and impairments of long-lived assets. This guidance is also subject to certain risks including those as set forth below in the Company’s “Forward-Looking Statements”.

HCA anticipates reporting its complete financial results for the third quarter of 2014 on, or about, October 28, 2014.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include statements that do not relate solely to historical facts and are subject to finalization of the Company’s third quarter financial and accounting procedures. Forward-looking statements can be identified by the use of words like “may,” “believe,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “initiative” or “continue.” These forward-looking statements are based on our current plans and expectations and are subject to a number of known and unknown uncertainties and risks, many of which are beyond our control, which could significantly affect current plans and expectations and our future financial position and results of operations. These factors include, but are not limited to, (1) the impact of our substantial indebtedness and the ability to refinance such indebtedness on acceptable terms, (2) the effects related to the implementation of the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act (collectively, the “Health Reform Law”), possible delays in or complications related to implementation of the Health Reform Law, the possible enactment of additional federal or state health care reforms and possible changes to the Health Reform Law and other federal, state or local laws or regulations affecting the health care industry, (3) the effects related to the continued implementation of the sequestration spending reductions required under the Budget Control Act of 2011 (the “BCA”), and related legislation extending these reductions, and the potential for future deficit reduction legislation that may alter these spending reductions, which include cuts to Medicare payments, or create additional spending reductions, (4) increases in the amount and risk of collectability of uninsured accounts and deductibles and copayment amounts for insured accounts, (5) the ability to achieve operating and financial targets, and attain expected levels of patient volumes and control the costs of providing services, (6) possible changes in the Medicare, Medicaid and other state programs, including Medicaid upper payment limit programs or waiver programs, that may impact reimbursements to health care providers and insurers, (7) the highly competitive nature of the health care business, (8) changes in service mix, revenue mix and surgical volumes, including potential declines in the population covered under managed care agreements, the ability to enter into and renew managed care provider agreements on acceptable terms and the impact of consumer driven health plans and physician utilization trends and practices, (9) the efforts of insurers, health care providers and others to contain health care costs, (10) the outcome of our continuing efforts to monitor, maintain and comply with appropriate laws, regulations, policies and procedures, (11) increases in wages and the ability to attract and retain qualified management and personnel, including affiliated physicians, nurses and medical and technical support personnel, (12) the availability and terms of capital to fund the expansion of our business and improvements to our existing facilities, (13) changes in accounting practices, (14) changes in general economic conditions nationally and regionally in our markets, (15) the emergence and effects related to infectious diseases, including Ebola; (16) future divestitures which may result in charges and possible impairments of long-lived assets, (17) changes in business strategy or development plans, (18) delays in receiving payments for services provided, (19) the outcome of pending and any future tax audits, appeals and litigation associated with our tax positions, (20) potential adverse impact of known and unknown government investigations, litigation and other claims that may be made against us, (21) our ongoing ability to demonstrate meaningful use of certified electronic health record technology and recognize income for the related Medicare or Medicaid incentive payments, and (22) other risk factors described in our annual report on Form 10-K for the year ended December 31, 2013 and our other filings with the Securities and Exchange Commission. Many of the factors that will determine our future results are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

All references to “Company” and “HCA” as used throughout this release refer to HCA Holdings, Inc. and its affiliates.

HCA Holdings, Inc.

Supplemental Operating Results Summary

(Dollars in millions)

	Third Quarter
	2014	2013
	(Preliminary Estimates)
Income before income taxes	$929	$701
Depreciation and amortization	460	443
Interest expense	427	458
Losses on sales of facilities	12	1

Adjusted EBITDA (a)	$1,828	$1,603

(a)	Adjusted EBITDA should not be considered a measure of financial performance under generally accepted accounting principles (“GAAP”). We believe that Adjusted EBITDA is an important measure that supplements discussions and analysis of our results of operations. We believe that it is useful to investors to provide disclosures of our results of operations on the same basis as that used by management. Management relies upon Adjusted EBITDA as a primary measure to review and assess operating performance of its hospital facilities and their management teams.

Management and investors review both the overall performance (GAAP income before income taxes) and operating performance (Adjusted EBITDA) of our health care facilities. Adjusted EBITDA and the Adjusted EBITDA margin (Adjusted EBITDA divided by revenues) are utilized by management and investors to compare our current operating results with the corresponding periods of the previous year and to compare our operating results with other companies in the health care industry. It is reasonable to expect that losses (gains) on sales of facilities will occur in future periods, but the amounts recognized can vary significantly from quarter to quarter, do not directly relate to the ongoing operations of our health care facilities and complicate quarterly comparisons of our results of operations and operations comparisons with other health care companies.

Adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as an alternative to income before income taxes as a measure of operating performance or cash flows from operating, investing and financing activities as a measure of liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with GAAP and is susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures presented by other companies.

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